                                                                   EXHIBIT 10.39


         Portions of Exhibit 10.39 have been redacted and are the subject of a confidential treatment request filed with the Secretary of the Securities and Exchange Commission.

================================================================================




                                  COLLABORATIVE
                         RESEARCH AND LICENSE AGREEMENT


                                 BY AND BETWEEN


                            TANABE SEIYAKU CO., LTD.


                                       AND


                            OSI PHARMACEUTICALS, INC.



                         EFFECTIVE AS OF OCTOBER 1, 1999

================================================================================

                                TABLE OF CONTENTS

                                                                            PAGE

1.       Definitions...........................................................2
         1.1     "Affiliate"...................................................2
         1.2     "Assay Materials".............................................2
         1.3     "Budget"......................................................2
         1.4     "Budgeted Amount".............................................2
         1.5     "Clinical Development and Marketing Phase"....................2
         1.6     "Compound"....................................................3
         1.7     "Confidential Information"....................................3
         1.8     "Contract Period".............................................3
         1.9     "Dispute".....................................................3
         1.10    "Drug Discovery Phase"........................................3
         1.11    "Early Development Phase".....................................3
         1.12    "Early Termination"...........................................3
         1.13    "Effective Date"..............................................3
         1.14    "Event of Default"............................................3
         1.15    "FDA".........................................................3
         1.16    "Field".......................................................4
         1.17    "Fourth Year FTE Rate"........................................4
         1.18    "FTE".........................................................4
         1.19    "FTE Rate"....................................................4
         1.20    "Funding Amount"..............................................4
         1.21    "Improvements"................................................4
         1.22    "IND".........................................................4
         1.23    "Joint Management Committee"..................................4
         1.24    "Joint Patents"...............................................4
         1.25    "Lead Compound"...............................................5
         1.26    "Materials"...................................................5
         1.27    "NDA".........................................................5
         1.28    "Net Sales"...................................................5
         1.29    "Option Period"...............................................6
         1.30    "Option Payment"..............................................7
         1.31    "OSI Compound"................................................7
         1.32    "OSI Confidential Information"................................7
         1.33    "OSI Patents".................................................7
         1.34    "OSI Product".................................................7
         1.35    "OSI Technology"..............................................7
         1.36    "Pharmaceutical Partner"......................................8
         1.37    "Products"....................................................8
         1.38    "Remaining Right Period"......................................8
         1.39    "Research Plan"...............................................8
         1.40    "Research Program"............................................9
         1.41    "Royalty-Receiving Party".....................................9

         1.42    "Seed Compound"..................................................................................9
         1.43    "Selling Party"..................................................................................9
         1.44    "Steering Committee".............................................................................9
         1.45    "Tanabe Compound"................................................................................9
         1.46    "Tanabe Confidential Information"................................................................9
         1.47    "Tanabe Patents"................................................................................10
         1.48    "Tanabe Product"................................................................................10
         1.49    "Tanabe Technology".............................................................................10
         1.50    "Targets".......................................................................................10
         1.51    "Technology"....................................................................................10
         1.52    "Term"..........................................................................................11
         1.53    "Third Party"...................................................................................11
         1.54    "Third Year FTE Rate"...........................................................................11
         1.55    "Two Year Minimum Requirements".................................................................11
         1.56    "Two Year Report"...............................................................................11
         1.57    "Valid Claim"...................................................................................12
         1.58    "Withholding Tax"...............................................................................12

2.       Collaboration Between the Parties.......................................................................12
         2.1     Research Plan...................................................................................12
         2.2     Allocation of Responsibilities for the Research Program.........................................12
                  2.2.1    Responsibility of OSI.:...............................................................12
                  2.2.2    Compound Withdrawal...................................................................14
                           (a)      Compound Exchange............................................................14
                           (b)      Withdrawal of Seed Compound..................................................14
                  2.2.3    Commencement of Early Development Phase...............................................15
                           (a)      OSI  Participation...........................................................16
                           (b)      Tanabe's Designation as Lead Compound........................................16
                           (c)      Tanabe's Responsibility for Clinical Development and Marketing Phase.........17
         2.3     Exclusivity.....................................................................................17
                  2.3.1      **  .:..............................................................................17
                           (a)        **  .......................................................................17
                           (b)        **  .......................................................................17

                  2.3.2      **  ................................................................................17
                  2.3.3    Development Of Other Products Directed Towards Targets................................17

---------------------

** This portion has been redacted pursuant to a request for confidential treatment.

         2.4.    Committees..........................................................................18
                  2.4.1    Steering Committee........................................................18
                           (a)      Activities.:.....................................................18
                           (b)      Membership.......................................................18
                           (c)      Chairs...........................................................19
                           (d)      Meetings.........................................................19
                           (e)      Minutes..........................................................19
                           (f)      Decisions........................................................19
                           (g)      Expenses.........................................................20
                  2.4.2    Joint Management Committee................................................20
                           (a)      Activities.......................................................20
                           (b)      Membership.......................................................21
                           (c)      Co-Chairs........................................................21
                           (d)      Meetings.........................................................21
                           (e)      Minutes..........................................................22
                           (f)      Decisions........................................................22
                           (g)      Expenses.........................................................22
                  2.4.3    Subcommittees.............................................................22
                  2.4.4    Future Committees.........................................................23

         2.5     Reports and Materials...............................................................23
                  2.5.1    Disclosure of Technology and Improvements.................................23
                  2.5.2    Reports...................................................................23
                  2.5.3    Materials.................................................................24
         2.6     Laboratory Facilities and Personnel.................................................24
         2.7     Tanabe Visiting Scientist...........................................................25
         2.8     Ownership of Improvements...........................................................26

3.       Funding of the Research Program.............................................................27
         3.1     Contract Period Funding.............................................................27
                  3.1.1    Budgeted Amount...........................................................27
                  3.1.2    Adjustments...............................................................28
                  3.1.3    Progress Pursuant to the Research Plan....................................28
                  3.1.4    Inspection of Funding Amount..............................................28
                  3.1.5    Minimization of Expenditures..............................................30
         3.2     Sharing of Responsibilities in the Early Development Phase..........................30
         3.3     Technology Access Fee and Milestone Payments........................................30
                  3.3.1    Technology Access Fee.....................................................30
                  3.3.2    Early Development Phase Milestones........................................30
                  3.3.3    Clinical Development and Marketing Phase Milestones.......................31

4.       Treatment of Confidential Information.......................................................31
         4.1     Confidentiality.....................................................................31
                  4.1.1    Confidentiality and Non-Use Obligations...................................31
                  4.1.2    Disclosure of Confidential Information....................................32

                  4.1.3    Employees and Consultants.................................................33
         4.2     Publication.........................................................................33
         4.3     Press Release.......................................................................33
         4.4     Restrictions on Transferring Materials..............................................34
         4.5     Permitted Use of Confidential Information...........................................35

5.       Licenses and Royalties......................................................................36
         5.1.    Grant of Licenses...................................................................36
                  5.1.1    Option to Tanabe..........................................................36
                  5.1.2    License to OSI............................................................36
         5.2     Paid-Up License.....................................................................37
         5.3     Obligations to Exploit the Products.................................................38
         5.4     Sublicenses.........................................................................38
         5.5     Royalty Payments, Accounting for Royalties, Records and Withholding Tax.............38
                  5.5.1    Royalty Payments by Tanabe................................................38
                  5.5.2    Royalty Payments by OSI...................................................39
                  5.5.3    Payment Dates.............................................................39
                  5.5.4    Accounting................................................................39
                  5.5.5    Records...................................................................40
                  5.5.6    Withholding Taxes.........................................................41
                           (a)        **  ...........................................................41
                           (b)      Withholding to be Borne by Royalty-Receiving Party...............41
         5.6     Payment to Vanderbilt...............................................................42

6.       Provisions Concerning the Filing, Prosecution and Maintenance of Patent Rights..............42
         6.1     OSI Filing, Prosecution and Maintenance.............................................42
         6.2     Tanabe Filing, Prosecution and Maintenance..........................................42
         6.3     Legal Action........................................................................43
                  6.3.1    Actual or Threatened Disclosure or Infringement...........................43
                  6.3.2    Defense of Infringement Claims............................................45
                  6.3.3    Third Party Licenses......................................................46
                  6.3.4    No Selling Party..........................................................47
                  6.3.5    Acquisition of Rights from Third Parties..................................47

7.       Hold Harmless...............................................................................48

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**       This portion has been redacted pursuant to a request for confidential treatment.

8.       Term, Termination and Disengagement.........................................................48
         8.1     Term................................................................................48
                  8.1.1    Term of Contract Period...................................................48
                  8.1.2    Two-Year Review...........................................................49
                  8.1.3    Renewal...................................................................49
                  8.1.4    Term of Agreement.........................................................50
         8.2     Tanabe's Right to Early Termination.................................................50
         8.3     Termination Upon an Event of Default................................................50
                  8.3.1    Incorrect Representation or Warranty......................................51
                  8.3.2    Failure to Perform........................................................51
                  8.3.3    Bankruptcy................................................................51
         8.4     Effect of Expiration or Termination of the Contract Period..........................51
                  8.4.1    Expiration................................................................52
                           (a)      Tanabe  License to OSI...........................................52
                            (b)     OSI  License to Tanabe...........................................52
                           (c)      Option Payment...................................................52
                           (d)      Royalty Obligation...............................................54
                           (e)      Milestone Obligation.............................................54
                           (f)      Transfer of Assay................................................55
                  8.4.2    Early Termination if Two Year Minimum Requirements Are Not Met............55
                           (a)      Tanabe  License to OSI...........................................55
                           (b)      OSI  License to Tanabe...........................................55
                           (c)      Royalty Obligation...............................................55
                           (d)      Milestone Obligation.............................................56
                           (e)      Tanabe's Option..................................................56
                           (f)      Transfer of Assay................................................56
                  8.4.3    Termination Upon an Event of Default......................................56
         8.5     Survival............................................................................57

9.       Representations and Warranties..............................................................58
         9.1     Representations and Warranties Made by Tanabe and OSI...............................58
                  9.1.1    Status....................................................................58
                  9.1.2    Authority.................................................................58
                  9.1.3    Binding Obligation........................................................58
                  9.1.4    No Conflicting Obligations................................................58
                  9.1.5    Good Title................................................................59
                  9.1.6    Right to Grant Licenses...................................................59
         9.2     Representations and Warranties Made by OSI..........................................59
                  9.2.1    Vanderbilt Agreement......................................................59
                  9.2.2    No Litigation.............................................................59

10.      Dispute Resolution..........................................................................59
         10.1      **  ..............................................................................59
         10.2.   Arbitration.........................................................................59

11.      Notices.....................................................................................60

12.      Governing Law...............................................................................61

13.      Force Majeure...............................................................................61

14.      Miscellaneous...............................................................................61
         14.1    Binding Effect......................................................................61
         14.2    Headings............................................................................61

         14.3    Interpretation......................................................................61
         14.4    Counterparts........................................................................61
         14.5    Amendment; Waiver; etc..............................................................62
         14.6    No Third Party Beneficiaries........................................................62
         14.7    Assignment and Successors...........................................................62
                  14.7.1   Affiliates................................................................62
                  14.7.2   Assignment................................................................62
         14.8    Entire Agreement....................................................................63


---------------------

** This portion has been redacted pursuant to a request for confidential treatment.

                  COLLABORATIVE RESEARCH AND LICENSE AGREEMENT

         This COLLABORATIVE RESEARCH AND LICENSE AGREEMENT (this "Agreement") effective as of October 1, 1999, by and between TANABE SEIYAKU CO., LTD. ("Tanabe"), a corporation organized under the laws of Japan, with offices at 2-10 Dosho-Machi 3-chome, Chuo-ku, Osaka, Japan, and OSI PHARMACEUTICALS, INC. ("OSI"), a Delaware corporation, with its principal office at 106 Charles Lindbergh Boulevard, Uniondale, New York 11553 U.S.A.

                              W I T N E S S E T H :

         WHEREAS, OSI is a leading drug discovery company which has assembled a strong platform of technologies for drug discovery;

         WHEREAS, OSI and Vanderbilt University, through its Vanderbilt University Medical Center and Vanderbilt Diabetes Center (collectively "Vanderbilt"), are jointly conducting a research program in the area of diabetes, pursuant to an Amended and Restated Collaborative Research, License and Alliance Agreement between OSI and Vanderbilt (and Tanabe for certain sections therein) dated as of even date herewith (the "Vanderbilt Agreement");

         WHEREAS, Tanabe is a leading pharmaceutical company and has the capability for preclinical and clinical development, manufacturing and marketing of pharmaceutical products for the prevention, treatment and management of human diseases, including agents directed to diabetes;

         WHEREAS, Tanabe wishes to collaborate with OSI, and OSI wishes to collaborate with Tanabe, in the research and development of pharmaceutical products directed toward the prevention, treatment and management of diabetes on the terms and conditions set forth herein; and

         WHEREAS, OSI wishes to contribute to, and provide for the benefit of, the collaboration between OSI and Tanabe certain results from OSI's collaboration with Vanderbilt pursuant to the Vanderbilt Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained in this Agreement and intending to be legally bound, the parties agree as follows:

         1.       Definitions.

                  Whenever used in this Agreement, the terms defined in this
Section 1 shall have the meanings specified.

                  1.1 "Affiliate" shall mean any corporation or other legal entity owning, directly or indirectly, more than fifty percent (50%) of the voting capital shares or voting rights of Tanabe or OSI; any corporation or other legal entity more than fifty percent (50%) of the voting capital shares or voting rights of which is owned, directly or indirectly, by Tanabe or OSI; or any corporation or other legal entity more than fifty percent (50%) of the voting capital shares or voting rights of which is owned, directly or indirectly, by a corporation or other legal entity which owns, directly or indirectly, more than fifty percent (50%) of the voting capital shares or voting rights of Tanabe or OSI.

                  1.2 "Assay Materials" shall mean any reagents, cell lines, antibodies, antigens and other substances relating to the assays provided by OSI to Tanabe pursuant to Section 2.2.1 hereof.

                  1.3      "Budget" shall have the meaning set forth in Section
3.1.1.

                  1.4      "Budgeted Amount" shall have the meaning set forth in
Section 3.1.1

                  1.5 "Clinical Development and Marketing Phase" shall mean, on a Compound-by-Compound basis, the period commencing with Phase III clinical trials and shall continue through the marketing of a Product.

                  1.6 "Compound" shall mean any OSI Compound or Tanabe Compound, either collectively or separately, as applicable.

                  1.7 "Confidential Information" shall mean Tanabe Confidential Information and OSI Confidential Information, either separately or collectively, as may be applicable.

                  1.8 "Contract Period" shall mean the period during which OSI is conducting the Research Program jointly with Tanabe. The initial term and the extension thereof is set forth in Section 8.1 hereof.

                  1.9      "Dispute" shall have the meaning set forth in Section
10.2.

                  1.10 "Drug Discovery Phase" shall mean, on a Compound-by-Compound basis, the period commencing with initial research and development of a Compound aimed at a Product and shall conclude upon the transfer of the Materials of a Lead Compound after the identification thereof. The Drug Discovery Phase shall include identification of the Targets, assay development, screening, identification of Seed Compounds, optimization of Seed Compounds and identification of Lead Compounds.

                  1.11 "Early Development Phase" shall mean, on a Compound-by-Compound basis, the period commencing upon the determination by Tanabe to initiate the optimization of a Lead Compound pursuant to Section 2.4.1(f) hereof and concluding upon the completion of all of the Phase II clinical trials. The Early Development Phase shall include the identification of an IND candidate.

                  1.12 "Early Termination" shall have the meaning set forth in Section 8.2.

                  1.13     "Effective Date" shall mean October 1, 1999.

                  1.14 "Event of Default" shall have the meaning set forth in Section 8.3 hereof.

                  1.15 "FDA" shall mean the United States Food and Drug Administration.

                  1.16 "Field" shall mean the discovery, development, manufacture and marketing of human therapeutic products for the treatment, prevention or management of diabetes.

                  1.17 "Fourth Year FTE Rate" shall have the meaning set forth in Section 3.1.

                  1.18 "FTE" shall have the meaning set forth in Section 2.6 hereof.

                  1.19     "FTE Rate" shall have the meaning set forth in
Section 3.1 hereof.

                  1.20     "Funding Amount" shall have the meaning set forth in
Section 3.1 hereof.

                  1.21 "Improvements" shall mean any and all inventions and patents, discoveries, methods, ideas, works of authorship, know-how, data, clinical and preclinical results, information, and any physical, chemical or biological material, including any replication or any part of such material, techniques and Technology, whether or not patentable or subject to other forms of protection, which (i) are made, created, developed, written, conceived, or reduced to practice, or which are licensed or otherwise acquired from Third Parties (to the extent the disclosing party is legally enabled to disclose and use the same in the Research Program), in the course of, arising out of, or as a result of conducting the Research Program, and (ii) are related to the Targets. Improvements include all rights relating to the protection of trade secrets and Confidential Information, and any right analogous to those set forth in this
Section 1.21, which relate to, are embodied in or are appurtenant to such discoveries, methods, ideas, etc.

                  1.22 "IND" shall mean an Investigational New Drug application filed with the FDA and any equivalent foreign filing.

                  1.23 "Joint Management Committee" has the meaning specified in Section 2.4.2 hereof.

                  1.24 "Joint Patents" shall mean the patents and patent applications owned or filed jointly in the name of Tanabe and OSI (and Vanderbilt, where applicable), both inside and outside the United States, arising in the course of conducting the Research Program, including patents and patent applications arising from Improvements, which relate to the research, development, manufacture, composition, derivative, use or sale of Compounds or Products, including, without limitation, all substitutions, extensions, Supplementary Protection Certificates, reissues, renewals, divisions, continuations, continuations in part, utility models and certificates of invention thereof, all of which shall be from time to time identified to the Joint Management Committee.

                  1.25 "Lead Compound" shall mean a Compound and its derivatives (i) which meets all of the criteria set forth on Exhibit B attached hereto, or (ii) which Tanabe has designated in writing as a Lead Compound as set forth in Section 2.2.3(b).

                  1.26     "Materials" shall have the meaning set forth in
Section 2.5.3 hereof.

                  1.27 "NDA" shall mean any and all applications (New Drug Applications) submitted to the FDA under Sections 505, 507 or 512 of the Food, Drug & Cosmetic Act and applicable regulations related to a Product, and any equivalent foreign filing.

                  1.28 "Net Sales" shall mean the gross revenues from the first sales of a Product by the Selling Party, its Affiliates and/or its sublicensees to Third Parties, less deductions for:

                                    (a)      standard transportation charges,
including insurance, consistent with custom in the industry;

                                    (b)      import, export, sales, use and
excise taxes, tariffs and duties paid or allowed by the Selling Party, its Affiliates and/or its sublicensees, and any other governmental charges imposed upon the production, importation, use or sale of a Product;

                                    (c)      discounts (including retroactive
price reductions or a statutorily required reimbursement) mandated by or granted in response to state, provincial or federal law or regulation;

                                    (d)      allowances or credits to customers
on account of recalls, rejection or return (including for spoiled, damaged and outdated goods) in the ordinary course of business;

                                    (e)      rebates paid or credited to any
government or agency or any Third Party payor, administrator or contractee; and

                                    (f)      customary discounts and rebates
paid or credited by the Selling Party, its Affiliates and/or its sublicensees.

                  The computation of Net Sales shall not include sales between or among the Selling Party and its Affiliates or sublicensees, except where such Affiliates or sublicensees are end users.

                  1.29 "Option Period" shall mean the ** period following the expiration of the Contract Period on the fourth anniversary of the Effective Date or such later date if the

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**       This portion has been redacted pursuant to a request for confidential treatment.

Contract Period is renewed pursuant to Section 8.1.3 hereof.

                  1.30     "Option Payment" shall have the meaning set forth in
Section 8.4.1(c).

                  1.31 "OSI Compound" shall mean (a) any compound and derivative thereof from OSI's compound library and (b) any product and derivative thereof from OSI's natural products library, in each case, which is selected by OSI in its sole discretion.

                  1.32 "OSI Confidential Information" shall mean all information about any element of OSI Technology which is disclosed by OSI to Tanabe, and designated "Confidential" in writing by OSI at the time of such disclosure (or, if disclosed orally, within ** thereafter), subject to the exceptions set forth in Section 4.5 hereof.

                  1.33 "OSI Patents" shall mean the patents and patent applications owned by, filed by or licensed to OSI, its Affiliates and/or Vanderbilt, both inside and outside the United States, which are not Joint Patents, and the Valid Claims of which patents and patent applications cover the research, development, manufacture, use or sale of the Compounds or the Products, including, without limitation, all substitutions, extensions, Supplementary Protection Certificates, reissues, renewals, divisions, continuations, continuations in part, utility models and certificates of invention thereof, all of which shall be, from time to time, identified to the Joint Management Committee.

                  1.34 "OSI Product" shall mean a pharmaceutical product containing a Lead Compound derived from an OSI Compound which is directed to a Target and which is sold for the prevention, treatment or management of any disease state in a human patient or any other human therapeutic indication.

                  1.35 "OSI Technology" shall mean Technology (a) which is not an

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         treatment.

Improvement and (b) which is owned by or licensed to OSI, its Affiliates and/or Vanderbilt as of the Effective Date or during the Contract Period (including any VU Technology (as defined in the Vanderbilt Agreement) licensed to OSI by Vanderbilt pursuant to the Vanderbilt Agreement), that may be useful or necessary for work on any of the Targets and that may be applicable to the objectives of this Agreement, but only to the extent that either OSI, its Affiliates or Vanderbilt is legally entitled to disclose such acquired Technology and use it to achieve the objectives of this Agreement.

                  1.36 "Pharmaceutical Partner" shall mean any entity (other than an academic institution or an entity which provides research services for a fee) which is in the business of drug discovery and/or marketing. Pharmaceutical Partner shall specifically not include Tanabe.

                  1.37 "Products" shall mean the OSI Products and the Tanabe Products, collectively or separately, as may be applicable.

                  1.38 "Remaining Right Period" shall mean the ** period following the expiration of the Contract Period on the fourth anniversary of the Effective Date or such later date if the Contract Period is renewed pursuant to
Section 8.1.3 hereof.

                  1.39 "Research Plan" shall mean the written research plan to be carried out during the Contract Period by Tanabe and OSI together with Vanderbilt as described in Section 2.1 hereof and the first year Research Plan is attached hereto as Exhibit E.

---------------------

** This portion has been redacted pursuant to a request for confidential treatment.

                  1.40 "Research Program" shall mean the collaborative research program to be carried out during the Contract Period by Tanabe and OSI together with Vanderbilt pursuant to Section 2 hereof and attached hereto as Exhibit D.

                  1.41 "Royalty-Receiving Party" shall mean the party which has granted a license under Section 5.1.1 or Section 5.1.2.

                  1.42 "Seed Compound" shall mean (a) a Compound and its derivatives which meets all of the criteria set forth on Exhibit A attached hereto or (b) a Compound which has been designated by the Joint Management Committee as a Seed Compound.

                  1.43 "Selling Party" shall mean the party holding a license under Section 5.1.1 or 5.1.2.

                  1.44 "Steering Committee" shall have the meaning set forth in Section 2.4.1 hereof.

                  1.45 "Tanabe Compound" shall mean (a) any compound and derivative thereof from Tanabe's compound library, and (b) any product and derivative thereof from Tanabe's natural products library, in each case, which is selected by Tanabe at its sole discretion.

                  1.46 "Tanabe Confidential Information" shall mean all information about any element of Tanabe Technology which is disclosed by Tanabe to OSI and designated "Confidential" in writing at the time of such disclosure (of, if disclosed orally, within ** thereafter), subject to the exceptions set forth in Section 4.5 hereof.

---------------------

** This portion has been redacted pursuant to a request for confidential treatment.

                  1.47 "Tanabe Patents" shall mean the patents and patent applications owned by, filed by or licensed to Tanabe and/or its Affiliates, both inside and outside the United States, which are not Joint Patents, and the Valid Claims of which patents and patent applications cover the research, development, manufacture, use or sale of the Compounds or the Products, including, without limitation, all substitutions, extensions, Supplementary Protection Certificates, reissues, renewals, divisions, continuations, continuations in part, utility models and certificates of invention thereof, all of which shall be, from time to time, identified to the Joint Management Committee.

                  1.48 "Tanabe Product" shall mean a pharmaceutical product containing a Lead Compound derived from a Tanabe Compound which is directed to a Target and which is sold for the prevention, treatment or management of any disease state in a human patient or any other human therapeutic indication.

                  1.49 "Tanabe Technology" shall mean Technology (a) which is not an Improvement and (b) which is owned by or licensed to Tanabe and/or its Affiliates as of the Effective Date or during the Contract Period, that may be useful or necessary for work on the Targets and that may be applicable to the objectives of this Agreement, but only to the extent that Tanabe or its Affiliates is legally entitled to disclose such acquired Technology and use it to achieve the objectives of this Agreement.

                  1.50 "Targets" shall mean the targets which have been identified as the subject of the research carried out under the Research Program as listed on Exhibit C, which list may be supplemented or amended from time to time as provided in Section 2.4.1(f) hereof.

                  1.51 "Technology" shall mean and include all tangible or intangible know-how, trade secrets, inventions (whether or not patentable), data, clinical and preclinical results and any physical, chemical or biological material that pertain to the development of human therapeutic products, including all laboratory notebooks, research plans, cultures, strains, vectors, genes and gene fragments and their sequences, cell lines, hybridoma cell lines, monoclonal and polyclonal antibodies, proteins and protein fragments, non-protein chemical structures and methods for synthesis, structure-activity relationships, computer models of chemical structures, computer software, assay methodology, processes, materials and methods for production, recovery and purification of nature products, formulas, plans, specifications, characteristics, equipment and equipment designs, marketing surveys and plans, business plans and experience.

                  1.52     "Term" shall have the meaning set forth in Section
8.1.4 hereof.

                  1.53 "Third Party" shall mean any individual, estate, trust, partnership, joint venture, association, firm, corporation, company or other entity, other than the parties hereto and their respective Affiliates, sublicensees and successors. Third Party shall include, without limitation, Vanderbilt.

                  1.54 "Third Year FTE Rate" shall have the meaning set forth in Section 3.1.

                  1.55 "Two Year Minimum Requirements" shall mean (a) completion of high throughput screening of a minimum of ** and up to ** (the number of Tanabe Compounds shall be decided by Tanabe at its discretion) against each of ** Targets; and (b) identification of ** from different Targets.

                  1.56     "Two Year Report" shall have the meaning set forth in
Section 8.1.2.

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         treatment.

                  1.57 "Valid Claim" shall mean a claim of an issued patent so long as such claim shall not have been disclaimed by the party(s) owning such patent, or shall not have been held invalid or unenforceable in a final decision rendered by a tribunal of competent jurisdiction from which no appeal has been or can be taken.

                  1.58 "Withholding Tax" shall mean the withholding of tax at the source of income.

         2.       Collaboration Between the Parties.

                  2.1 Research Plan. During the first year of the Contract Period, the Research Program will be conducted pursuant to the Research Plan annexed hereto as Exhibit E. Thereafter, the Research Plan for each succeeding year during the Contract Period shall be prepared and approved by the Steering Committee at a meeting of the Steering Committee held prior to the end of each year until the end of the Contract Period and shall be set forth within the minutes of such meeting. The Research Plan shall be in line with the Research Program annexed hereto as Exhibit D.

                  2.2      Allocation of Responsibilities for the Research
Program.

                           2.2.1    Responsibility of OSI. As between OSI and
Tanabe, the Drug Discovery Phase shall be the sole responsibility of OSI, subject to the last three sentences of this Section 2.2.1, and shall be funded in accordance with Section 3.1 hereof. Pursuant to the Research Program and the Vanderbilt Agreement, OSI shall work together with Vanderbilt to fulfill its responsibilities during the Drug Discovery Phase. OSI will use its commercially reasonable and diligent efforts, and shall undertake to ensure that Vanderbilt uses its commercially reasonable and diligent efforts, to achieve the objectives of the Research Program. OSI's responsibilities shall include:

                                    (a)      identification of Targets;

                                    (b)      assay development;

                                    (c)      screening of the OSI Compounds and
the Tanabe Compounds against the Targets;

                                    (d)      identification of Seed Compounds
which meet the criteria set forth on Exhibit A, attached hereto;

                                    (e)      optimization of Seed Compounds; and

                                    (f)      identification of Lead Compounds
which meet the criteria set forth on Exhibit B, attached hereto.

         OSI shall fulfill its responsibilities in the Drug Discovery Phase by using its own, its Affiliates' and/or Vanderbilt's (i) drug discovery resources (e.g., compound libraries, library design, automation, building blocks, informatics, computation tools, high throughput screening capacity, medicinal chemistry, high speed analoging, combinatorial chemistry, automated synthesis, automated determination of pharmaceutical parameters, in vivo pharmacology, array assays), (ii) transcription technology, and (iii) any assay high throughput screening formatted for the Target.

         As part of the Drug Discovery Phase, OSI will provide to Tanabe, at Tanabe's request and at ** Technology for any assays developed by OSI, its Affiliates and/or Vanderbilt for purposes of the Research Program. OSI shall supply to Tanabe, at Tanabe's request, bulk Assay Materials, the cost of which shall be ** . Tanabe will screen its natural products library against the Targets

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         treatment.

using such assay technology and bulk Assay Materials and will provide the results of such screening to OSI for use in the Research Program.

                           2.2.2    Compound Withdrawal.

                                    (a)      Compound Exchange. Tanabe may
supply Tanabe Compounds to other Pharmaceutical Partners for screening against such Pharmaceutical Partners' targets. If any activity of such Tanabe Compounds is identified in such other Pharmaceutical Partner's screening, Tanabe may withdraw such Tanabe Compound from the Research Program provided that such Compound has not met the criteria set forth on Exhibit A for a Seed Compound. Notwithstanding anything to the contrary set forth in this Agreement, each party understands and agrees that the supply of Compounds to Pharmaceutical Partners by Tanabe for screening against targets of such Pharmaceutical Partners may unknowingly result in overlap between such targets and the Targets hereunder and Tanabe shall be entitled to engage in such Pharmaceutical Partners' research program even after such overlap becomes known to Tanabe upon the activity identification of such Compound in any such other Pharmaceutical Partner's screening and such Compound shall not be subject to milestone/royalty payments hereunder. In no event shall Tanabe, in connection with any such Compound supply or exchange, disclose Confidential Information, Technology, or Patents of OSI or knowingly permit any such Pharmaceutical Partner to screen Compounds against targets which are Targets hereunder.

                                    (b)      Withdrawal of Seed Compound. During
the Contract Period, OSI and Tanabe shall not (i) withdraw any Compound which meets the criteria of or is otherwise identified as a Seed Compound from the Research Program, or (ii) include any Compound which meets the criteria of or is otherwise identified as a Seed Compound in a collaboration research program with any Third Party (except Vanderbilt under the Vanderbilt

Agreement).

                           2.2.3    Commencement of Early Development Phase. The
Early Development Phase with respect to a Lead Compound shall be the responsibility of Tanabe, subject to the provisions set forth in subsection (a) below. Tanabe shall use commercially reasonable and diligent efforts to achieve the objectives of the Research Program. To achieve the objectives of the Early Development Phase and the Clinical Development and Marketing Phase, Tanabe will use commercially reasonable and diligent efforts and standard procedures consistent with those used with Tanabe's own internal compounds and products of like potential to (i) assess safety and efficacy of the selected Lead Compounds in animals and in human patients under conditions designed to yield data suitable for inclusion in submission(s) necessary to obtain market authorization, (ii) develop manufacturing methods and pharmaceutical formulations for those selected Lead Compounds, and (iii) develop strategies and/or enter into appropriate partnering arrangements in order to effectively commercialize Products on a worldwide basis. In connection with the foregoing, Tanabe agrees to hold at least one meeting per year of its product development team at which the progress of the Early Development Phase and/or the Clinical Development and Marketing Phase, as the case may be, shall be reported. OSI shall be provided with 60 days prior written notice of such team meetings and shall have the right to attend such meetings at OSI's cost.

                                    (a)      OSI Participation. Promptly after
the identification of a Lead Compound by OSI and/or Vanderbilt pursuant to
Section 2.2.1, OSI shall transfer the Materials of the Lead Compound to Tanabe, and Tanabe shall determine, within ** following such transfer of Materials, whether to initiate the Early Development Phase with respect to such Lead Compound. Thereafter, OSI and Tanabe shall discuss the extent of OSI's participation, or OSI's participation together with Vanderbilt, in the Early Development Phase with respect to such Lead Compounds. Tanabe shall have the option to assume sole responsibility for the Early Development Phase or to share responsibility with OSI or OSI together with Vanderbilt. If Tanabe determines that OSI or OSI together with Vanderbilt shall assume certain responsibilities, such responsibilities shall be funded in accordance with Section 3.2 hereof.

                                    (b)      Tanabe's Designation as Lead
Compound. Tanabe may, upon written notice to OSI, designate any Compound as a Lead Compound at any time during the Contract Period and, subject to the provisions of Section 8.4.1(c), the Remaining-Right Period, provided that such Compound has resulted from the Drug Discovery Phase. In such case, OSI shall transfer the Materials of the Lead Compound to Tanabe and Tanabe shall initiate the Early Development Phase with respect to such Lead Compound within ** after such transfer, which initiation shall be deemed to be an exercise by Tanabe of the option granted to it in Section 5.1.1.

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         treatment.

                                    (c)      Tanabe's Responsibility for
Clinical Development and Marketing Phase. The Clinical Development and Marketing Phase with respect to a Lead Compound shall be the sole responsibility of Tanabe, subject to the provisions regarding reversion of the exclusive option/exclusive license set forth in Section 5.1.2 hereof.

                  2.3      Exclusivity.

                           2.3.1    **

                                    (a)      **

                                    (b)      **

                           2.3.2    **

                           2.3.3    Development Of Other Products Directed
Towards Targets. If (i) a product is derived as a result of the exercise of a non-exclusive license with respect to VU Technology or VU Patents (as such terms are defined in the Vanderbilt Agreement) granted by Vanderbilt to not-for-profit entities or the U.S. Federal Government under Sections 2.1.4 and 5.3 of the Vanderbilt Agreement, and (ii) such a product is directed toward the same Target as a Product developed hereunder, and (iii) as a result of the development and commercial sale of such product the commercial viability of the Product developed hereunder is jeopardized or negatively affected, then OSI and Tanabe will negotiate in good faith the modification of the milestone and royalty payments set forth in Sections 3.3.2, 3.3.3 and 5.5 with respect to such Product.

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         treatment.


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



                  2.4      Committees.

                           2.4.1    Steering Committee.

                                    (a)      Activities. The parties shall
establish a Steering Committee (the "Steering Committee"), which shall remain in existence for the Contract Period and which may co-exist with any other committees which may be formed pursuant to Sections 2.4.2, 2.4.3 and 2.4.4 hereof, for the following purposes:

                                             (i)    to prepare and approve the
Research Plan for each year in advance of the beginning of such year during the Contract Period in accordance with the provisions of Section 2.1 hereof; and

                                             (ii)   to prepare and approve the
Budget for each year during the Contract Period.

                                    (b)      Membership. Tanabe and OSI each
shall appoint, in its sole discretion, ** from either its own or its Affiliates' directors, officers, or employees to the Steering Committee. Substitutes may be appointed at any time with the prior written approval of the other party, which approval shall not be unreasonably withheld or delayed. The members initially shall be:

                  Tanabe Appointees             OSI Appointees
                  -----------------             --------------
                    **                            **


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         treatment.

                                    (c)      Chairs. The Steering Committee
shall be chaired by one of the members appointed by Tanabe. The chair shall establish the agenda for meetings and coordinate follow-up actions.

                                    (d)      Meetings. The Steering Committee
shall meet at least ** per year, at places and on dates selected by each party in turn. In addition to members of the Steering Committee, representatives of Tanabe and OSI, and their respective Affiliates, and Vanderbilt may attend such meetings at the invitation of either party; however, such invitees shall not be entitled to vote in any matter which comes before the Steering Committee.

                                    (e)      Minutes. The Steering Committee
shall keep accurate minutes of its deliberations and shall record all proposed decisions and all actions recommended or taken. The minutes shall be delivered in draft form to all Steering Committee members within 10 working days after each meeting. The party hosting the meeting shall be responsible for the preparation of the minutes. Draft minutes shall be edited by the chair and shall be issued in final form only with the chair's approval and agreement. The minutes for the final meeting of each year shall include the approved Research Plan for the next succeeding year and, from time to time as provided for herein, reports on progress under the Research Plan then in effect.

                                    (f)      Decisions. All decisions or actions
of the Steering Committee shall be made by majority of the members (including the chair), subject to the last sentence of this Section 2.4.1(f). ** . Notwithstanding the foregoing, only the Tanabe

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         treatment.

representatives on the Steering Committee shall have the right to make decisions and actions with respect to the following issues:

                                             (i)      **

                                             (ii)     **

                                    (g)      Expenses. Tanabe and OSI shall each
bear all expenses of their respective members related to the participation on the Steering Committee.

                           2.4.2    Joint Management Committee.

                                    (a)      Activities. The parties shall
establish a Joint Management Committee (the "Joint Management Committee") which shall remain in existence for the Contract Period for the following purposes:

                                             (i)      to direct the
implementation of the Research Plans;

                                             (ii)     to modify the Research
Plans as appropriate;

                                             (iii)    to coordinate and monitor
publication of research results obtained from the exchange of information and Materials that relate to the Research Programs;

                                             (iv)     to coordinate and monitor
patent applications with respect to Tanabe Patents and OSI Patents to be filed during the Contract Period; and

                                             (v)      to determine which party
is responsible for the following activities relating to Improvements and/or Joint Patents: (a) filing applications for letters patent on any patentable invention included in Improvements; (b) prosecuting all

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         treatment.

pending and new patent applications involving Improvements, and responding to oppositions filed by Third Parties against the grant of letters patent for such applications, provided that the prosecuting party shall also provide to the other party copies of all documents relating to prosecution of all patent applications and/or oppositions filed by Third Parties; and (c) maintaining in force any letters patent included in Joint Patents by duly filing all necessary papers and paying any fees required by the patent laws of the particular country in which such letters patent were granted.

                                    (b)      Membership. Tanabe and OSI each
shall appoint, in its sole discretion, ** from either its own or its Affiliates' directors, officers or employees to the Joint Management Committee. Substitutes may be appointed at any time with the prior written approval of the other party, which approval shall not be unreasonably withheld or delayed. The members initially shall be:

                 Tanabe Appointees                OSI Appointees
                 -----------------                --------------
                   **                               **

                                    (c)      Co-Chairs. The Joint Management
Committee shall be co-chaired by one of the Tanabe appointees and one of the OSI appointees. The co-chairs shall together establish the agenda for meetings and coordinate follow-up actions.

                                    (d)      Meetings. The Joint Management
Committee shall meet at least ** per year, at places and on dates selected by each party in turn. In addition to the members of the Joint Management Committee, representatives of Tanabe and OSI, and their

-------------------

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         treatment.

respective Affiliates, and Vanderbilt may attend such meetings at the invitation of either party; however, such invitees shall not be entitled to vote in any matter which comes before the Joint Management Committee. In addition to such meetings, the members of the Joint Management Committee shall exchange information as frequently as possible, by means of telephone, facsimile, e-mail or other method of communication.

                                    (e)      Minutes. The Joint Management
Committee shall keep accurate minutes of its deliberations and shall record all proposed decisions and all actions recommended or taken. The minutes shall be delivered in draft form to all Joint Management Committee members within ten working days after each meeting. The party hosting the meeting shall be responsible for the preparation of the minutes. Draft minutes shall be edited by the co-chairs and shall be issued in final form only with the co-chairs' approval and agreement.

                                    (f)      Decisions. **

                                    (g)      Expenses. Tanabe and OSI shall each
bear all expenses of their respective members related to the participation on the Joint Management Committee.

                           2.4.3    Subcommittees. The Steering Committee shall
have authority to appoint subcommittees (in addition to the Joint Management Committee provided for in Section 2.4.2 hereof) and delegate to such subcommittees powers and duties determined by the Steering Committee. Such subcommittees may include persons who are not members of the Joint Management Committee. A subcommittee meeting (face-to-face, telephone conference or video conference) shall be held as agreed by the parties.

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         treatment.

                           2.4.4    Future Committees. During the Contract
Period, the parties will discuss the necessity for and composition of other future committees.

                  2.5      Reports and Materials.

                           2.5.1    Disclosure of Technology and Improvements.
Promptly following the Effective Date, OSI shall provide to Tanabe any OSI Technology related to the Targets which is in the possession of OSI, its Affiliates and/or Vanderbilt as of the Effective Date, subject to, in the case of Vanderbilt, the consent of the Investigators (as such term is defined in the Vanderbilt Agreement). OSI shall continue to provide additional OSI Technology to Tanabe from time to time during the Contract Period promptly upon becoming aware of the existence of such additional OSI Technology. Each party shall promptly inform the other party of all Improvements concerning the Targets that are conceived, made or developed in the course of carrying out the Research Program solely by employees of, or consultants to, that party or jointly with employees of, or consultants to, the other party. OSI shall likewise promptly inform Tanabe of all Improvements concerning the Targets that are conceived, made or developed in the course of carrying out the Research Program solely by employees of, or consultants to, Vanderbilt or jointly with employees of, or consultants to OSI, subject to the consent of the Vanderbilt Investigators. This Agreement shall not be construed to obligate a party to disclose to the other party any Technology which does not concern the Targets or potential Targets except to the extent necessary or useful for Tanabe's evaluation in acquiring the license for OSI's potential product pursuant to Section 2.3.1.

                           2.5.2    Reports. During the Contract Period, OSI
shall furnish to the Joint Management Committee summary written reports within 15 days after the end of each calendar month, commencing on the Effective Date, describing the progress of OSI and Vanderbilt under the Research Program. During the Research Program, Tanabe shall furnish to the Joint Management Committee quarterly summary written reports within 15 days after the end of each calendar quarter, commencing on the Effective Date, describing its progress under the Research Program. The Joint Management Committee shall provide to the Steering Committee a summary written report of the progress of the Research Program prior to each meeting of the Steering Committee.

                           2.5.3    Materials. OSI and Tanabe shall, during the
Contract Period, whether in accordance with the Research Plans or upon the written request of a party, furnish to the requesting party samples of biochemical, biological or synthetic chemical materials ("Materials") which are part of the Improvements, OSI Technology or Tanabe Technology, and which are useful or necessary for such party to carry out its rights and responsibilities under the Research Plans and this Agreement.

                  2.6 Laboratory Facilities and Personnel. OSI and Tanabe shall each provide suitable laboratory facilities, equipment and personnel for the work to be done by each of them to diligently carry out their respective activities under the Research Program and OSI shall undertake that Vanderbilt shall provide the same. During the Contract Period, OSI will assign duties under the Research Plans to the full-time equivalent ("FTE") of ** scientists during the first year, ** scientists during the second year, and ** scientists during each of the third and fourth years of the Contract Period. Immediately upon assignment of any Ph.D. scientists to the Research Program, OSI shall provide to Tanabe the resume/curricula vitae of all such

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         treatment.

Ph.D. scientists who will be engaged in the Research Program as FTEs, ** . In principle, ** of the total personnel time of FTEs allocated to the Research Program shall be performed by such Ph.D. scientists. OSI itself shall employ, in addition to those personnel employed at Vanderbilt, ** biologists or pharmacologists in the Field for the purpose of evaluation of Seed Compounds and Lead Compounds.

                  2.7 Tanabe Visiting Scientist. OSI shall undertake that Tanabe may dispatch ** Tanabe scientists to the Vanderbilt Diabetes Center as staff members at any time during the Contract Period. The length of stay for such visiting scientists shall not be less than ** . In addition, during all phases of the Contract Period, including without limitation, target identification, assay development, screening and chemistry for the identification of the Lead Compounds, OSI shall accept, at its research facilities in Uniondale, New York and at its Affiliate's research facilities in Aston, England, ** Tanabe visiting scientist(s) to participate in the work for the Research Program under OSI's direction upon mutually agreed confidentiality terms and conditions. With respect to the OSI facility located in Uniondale, New York, Tanabe visiting scientists may visit such facility for up to ** during each calendar year and ** Tanabe visiting scientists may be present at any one visit. Notwithstanding the foregoing, OSI shall accept the additional visit of Tanabe visiting scientists when any assay related to the Targets is transferred to Tanabe. With respect to OSI's Affiliate's facility located in Aston, England, OSI shall accept Tanabe visiting scientists to visit such facility for up to ** during any one calendar year. The detailed scheduling of such visits and the number of visiting scientists to be included in any such visits shall be reasonably mutually determined

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         treatment.

by OSI and Tanabe. Tanabe shall be responsible for all expenses relating to visas, transportation, lodging, salaries and benefits of such Tanabe visiting scientist(s) and OSI shall be responsible for all such expenses as laboratory space, office space, instruments, equipment and materials, necessary to allow such Tanabe visiting scientist to engage in the work for the Research Program. The Tanabe visiting scientist(s) shall be required to execute all confidentiality agreements as are used from time to time by OSI. The Tanabe visiting scientist(s) shall have access to all information, OSI Technology, OSI Confidential Information and Improvements which are necessary or useful in order to achieve the objectives of this Agreement or which may concern the Targets; provided, however, that due to the fact that OSI is and will continue to be conducting other research and development activities sponsored by Third Parties other than the Research Program, OSI shall have sole and unfettered discretion to exclude such Tanabe visiting scientist(s) from participation in any activities in order to protect the confidentiality of such other activities.

                  2.8 Ownership of Improvements. OSI and Tanabe shall own jointly all Improvements made or discovered either solely or jointly by Tanabe and/or OSI and/or their respective employees during the Research Program. Any Improvements which are Joint Technology under the Vanderbilt Agreement shall be owned jointly by OSI, Tanabe and Vanderbilt. Each party represents and agrees that all employees and other persons acting on its behalf in performing its obligations under this Agreement shall be obligated to assign to such party or as such party shall direct (to the extent such party is legally enabled to disclose and use the same in the Research Program), all Improvements made or developed by such employee or other person. OSI and Tanabe each agrees to undertake to enforce such obligations (to the extent each party is legally enabled to disclose and use the same in the Research Program), including, where appropriate, by legal action, considering, among other things, the commercial value of such Improvements. OSI shall undertake to have Vanderbilt agree to such obligations with respect to Joint Technology under the Vanderbilt Agreement to the same extent OSI is obligated hereunder.

         3.       Funding of the Research Program.

                  3.1 Contract Period Funding. During the Contract Period, Tanabe shall pay to OSI its total actual research costs in carrying out the Research Plans (the "Funding Amounts") at the rate (the "FTE Rate") of ** per FTE during the first year of the Contract Period, ** per FTE during the second year of the Contract Period, ** per FTE during the third year of the Contract Period (the "Third Year FTE Rate"), and ** per FTE during the fourth year of the Contract Period (the "Fourth Year FTE Rate"). The Funding Amounts for any given period shall be calculated by ** . The aggregate Funding Amounts which Tanabe shall be obligated to pay hereunder during each year during the Contract Period shall not exceed ** during the first year of the Contract Period, ** during the second year of the Contract Period, ** during the third year of the Contract Period, and ** during the fourth year of the Contract Period. If the aggregate Funding Amounts for a year exceed the Budgeted Amount for such year, OSI shall bear such excess unless such excess had been approved by the Steering Committee.

                           3.1.1    Budgeted Amount. Prior to the beginning of
each year (or part thereof) during the Contract Period, the Steering Committee shall approve a budget (the "Budget") of the Funding Amounts by OSI and Vanderbilt necessary to fulfill the duties

-------------------

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         treatment.

assigned under the Research Plan for such year (the "Budgeted Amount"). The Budgeted Amount shall not be less than ** for the first year of the Contract Period, ** for the second year of the Contract Period, ** for the third year of the Contract Period, and ** for the fourth year of the Contract Period. The Budget for each year shall be consistent with the provisions of Section 2.6 and
Section 3.1 hereof. The Budget will be in form and detail as the Steering Committee shall determine and shall be delivered to both parties in time to be included in each party internal budgeting process.

                           3.1.2    Adjustments. Tanabe shall make prepayments
to OSI of the Budgeted Amount quarterly in advance for work scheduled to be performed by OSI and/or Vanderbilt during any calendar quarter. Adjustments as necessary to reflect the work actually performed by OSI and Vanderbilt shall be made at the end of each quarter. Within 30 days of the close of a calendar quarter, OSI shall invoice Tanabe for an amount equal to the Funding Amount for such quarter. ** If the aggregate Funding Amount for a year exceeds the Budgeted Amount and if the Steering Committee approved such excess in writing, ** .

                           3.1.3    Progress Pursuant to the Research Plan. The
amount of the Funding Amount for each quarter shall be based on the work in progress pursuant to the Research Plan and the associated annual Budget.

                           3.1.4    Inspection of Funding Amount. OSI shall
keep, and shall undertake to have Vanderbilt keep, for seven years from the expiration of the Contract Period complete and accurate records of OSI's and Vanderbilt's expenditures of the Funding

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         treatment.

Amounts received by OSI. The records shall conform to generally accepted accounting principles as applied to a similar company similarly situated. Tanabe shall have the right at its own expense during the Contract Period and during the subsequent seven-year period to obtain from an independent certified public accountant selected by Tanabe, an audit of said records to verify the accuracy of such expenditures, pursuant to the Research Plan. OSI shall make, and shall undertake to have Vanderbilt make, its records available for inspection by the independent certified public accountant during regular business hours at the place or places where such records are customarily kept, upon reasonable notice from Tanabe, to the extent reasonably necessary to verify the accuracy of the expenditures and required reports. This right of inspection shall not be exercised more than once in any calendar year and not more than once with respect to records covering any specific period of time, unless a subsequent inspection reveals discrepancies which may have also occurred during such prior period of time. Tanabe agrees to hold in strict confidence all information concerning such expenditures, other than their total amounts, and all information learned in the course of any audit or inspection, except to the extent that it is necessary for Tanabe to reveal the information in order to enforce any rights it may have pursuant to this Agreement or if disclosure is required by law or competent authorities. The failure of Tanabe to request verification of any expenditures before the expiration of the seven-year period referred to above shall be considered acceptance of the accuracy of the invoices for such expenditures, and OSI and Vanderbilt shall have no obligation to maintain any records pertaining to such expenditures beyond the seven-year period. The results of the inspection shall be binding on both parties. **

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         treatment.

                           3.1.5    Minimization of Expenditures. OSI agrees to
use good faith efforts to conduct and to have Vanderbilt conduct the research contemplated under this Agreement efficiently so as to minimize the Funding Amounts made under this Agreement.

                  3.2 Sharing of Responsibilities in the Early Development Phase. If, pursuant to Section 2.2.3, Tanabe determines that OSI or OSI together with Vanderbilt shall share in the responsibilities of the Early Development Phase, the parties shall mutually determine the number of additional FTEs which shall be allocated to such responsibilities and Tanabe shall fund such additional FTEs at the applicable FTE Rate in accordance with Section 3.1 hereof.

                  3.3      Technology Access Fee and Milestone Payments.

                           3.3.1    Technology Access Fee. Tanabe will pay to
OSI a technology access fee of ** in cash on the Effective Date.

                           3.3.2    Early Development Phase Milestones. Upon a
determination by Tanabe to initiate the Early Development Phase with respect only to the first Lead Compound among all the Compounds within the same Target, Tanabe shall make a cash milestone payment to OSI of ** . Upon IND approval in the first country among the U.S., Japan and any of the countries in the European Union (i.e., Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal, Spain, Sweden and the United Kingdom of Great Britain and Northern Ireland (the "European Union Countries")), with respect only to the first Lead Compound among all the Compounds within the same Target, Tanabe shall make an additional cash milestone payment to OSI of ** .

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         treatment.

                           3.3.3    Clinical Development and Marketing Phase
Milestones. With respect to each Lead Compound, (i) upon the initiation of the first Phase III clinical trials for the first indication in the first country among the U.S., Japan and the European Union Countries, Tanabe shall make a one-time cash milestone payment to OSI of ** (ii) upon filing of the first NDA for the first indication in the first country among the U.S., Japan and any of the European Union Countries, Tanabe shall make a one-time cash milestone payment to OSI of ** and (iii) upon approval of the NDA for the first indication in the first country among the U.S., Japan and in the European Union Countries, Tanabe shall make a one-time cash milestone payment to OSI of ** . For each Product for which Net Sales by Tanabe, its Affiliates and sublicensees in a given year exceed ** worldwide, Tanabe shall pay OSI a one-time cash milestone payment of **

         4.       Treatment of Confidential Information

                  4.1      Confidentiality.

                           4.1.1    Confidentiality and Non-Use Obligations.
Subject to the disclosure obligations set forth in Sections 2.5.1 and 4.3 hereof and publication rights set forth in Section 4.2 hereof, (i) Tanabe agrees that during the Contract Period and for five years thereafter, it will keep confidential, and will cause its Affiliates to keep confidential, all OSI Confidential Information, and neither Tanabe nor any of its Affiliates shall use OSI Confidential Information except as expressly permitted in this Agreement and
(ii) OSI agrees

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         treatment.

that during the Contract Period and for five years thereafter, it will keep confidential, and will cause its Affiliates to keep confidential, all Tanabe Confidential Information, and neither OSI nor any of its Affiliates shall use Tanabe Confidential Information except as expressly permitted in this Agreement.

                           4.1.2    Disclosure of Confidential Information.
Tanabe and OSI acknowledge that the OSI Confidential Information and Tanabe Confidential Information constitute highly valuable, proprietary, confidential information, and each party agrees that any disclosure of the other party's Confidential Information to any officer, employee or agent of such party or of any of its Affiliates shall be made only if and to the extent necessary to carry out its responsibilities under this Agreement and shall be limited to the greatest extent possible consistent with such responsibilities. Subject to
Section 4.5 hereof, each party agrees not to disclose the other party's Confidential Information to any Third Parties under any circumstance without written permission of the other party; provided, however, that OSI may disclose Tanabe Confidential Information to Vanderbilt, to the extent necessary in order for OSI to perform its obligations under this Agreement and to the extent Vanderbilt is obligated at least under the same degree of confidentiality and non-use obligation as OSI is obligated hereunder. Each party shall take such action and shall cause its Affiliates to take such action, and OSI will cause Vanderbilt to make such action, to preserve the confidentiality of each other party's Confidential Information as they would customarily take to preserve the confidentiality of their own confidential information. Notwithstanding the foregoing, the party that is granted the right to sublicense pursuant to Section
5.1 hereof shall be permitted to disclose any Improvement or the other party's Confidential Information to any sublicensees of the Products (including potential sublicensees) to the extent necessary or useful to exercise the sublicense rights granted to it under Section 5.1.

                           4.1.3    Employees and Consultants. Each party
represents that all of its employees and consultants participating in the Research Program who shall have access to the other party's Confidential Information are bound by agreement to maintain such information in confidence.

                  4.2 Publication. Section 4.1 hereof to the contrary notwithstanding, the results obtained in the course of the Research Program (including, without limitation, such results obtained by Vanderbilt under the Vanderbilt Agreement) may be submitted for publication following scientific review by the Joint Management Committee or any other committee charged with such review and subsequent approval by OSI's and Tanabe's management. After receipt of the proposed publication by Tanabe's and OSI's management, written approval or disapproval shall be provided within 30 days for a manuscript, within 30 days for an abstract for presentation at, or inclusion in the proceedings of, a scientific meeting, and within 30 days for a transcript of an oral presentation to be given at a scientific meeting. If any patentable Technology is included in such publication or scientific meeting, the disclosure thereof shall be delayed up to 90 additional days from the scheduled publication date for the purpose of filing a patent application. The contribution of each party shall be noted in all publications or presentations by acknowledgment or co-authorship, whichever is appropriate. OSI shall undertake that Vanderbilt's publication rights are restricted to the same extent as OSI is obligated hereunder.

                  4.3 Press Release. Except as required by law, no party may disclose the existence of this Agreement nor the research described in it except with the written consent of the other party, which consent shall not be unreasonably withheld or delayed. Neither party will issue a press release with regard to matters relating to this Agreement without the other party's consent, which consent shall not be unreasonably withheld. The party desiring to make any such press release or other disclosure shall provide the other party with a written copy of the proposed


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

announcement or disclosure in sufficient time prior to the proposed press release to allow such other party to comment upon the nature, text and timing of such announcement or disclosure prior to the proposed press release. Notwithstanding the foregoing, OSI may disclose the existence or the content of this Agreement to Vanderbilt in order to enter into the Vanderbilt Agreement; provided, however, that OSI shall obligate Vanderbilt at least under the same degree of confidentiality and non-use obligation as OSI is obligated hereunder.

                  4.4 Restrictions on Transferring Materials. Tanabe and OSI recognize that the Materials which are part of OSI Technology, Tanabe Technology or Improvements represent valuable commercial assets. Therefore, throughout the Contract Period and for ** thereafter (unless the other party consents thereto, which consent shall not be unreasonably withheld or delayed), each of OSI and Tanabe agrees not to transfer to any Third Party any such Materials which constitute Technology owned solely by the other party to this Agreement; provided, however, that OSI may transfer any such Materials to Vanderbilt to the extent necessary in order for OSI to perform its obligations under this Agreement and to the extent Vanderbilt is obligated at least under the same degree of confidentiality and non-use obligation as OSI is obligated hereunder. Additionally, throughout the Contract Period and for ** thereafter, OSI and Tanabe agree not to transfer to any Third Party any Materials which are part of the Improvements (except that OSI may transfer any such Materials to Vanderbilt to

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         treatment.

the extent necessary in order for OSI to perform its obligations under this Agreement), unless prior consent for any such transfer is obtained from the other party, which consent shall not be unreasonably withheld or delayed, and unless such Third Party agrees as a condition of any such transfer not to transfer the Materials further and to use the Materials only for academic purposes not directed toward the development of compounds or products. Notwithstanding the foregoing, the party granted the right to sublicense pursuant to Section 5.1 hereof shall be permitted to supply Materials to any sublicensees of the Products (including potential sublicensees) to the extent necessary or useful to exercise the sublicense rights granted to it under
Section 5.1.

                  4.5 Permitted Use of Confidential Information. Nothing contained herein will in any way restrict or impair any party's right to use, disclose or otherwise deal with any Confidential Information which:

                                    (a)      at the time of disclosure is
properly in the public domain or thereafter becomes part of the public domain by publication or otherwise through no breach of this Agreement by the party receiving such information;

                                    (b)      the party receiving such
information can establish by competent evidence that such information was properly in its possession prior to the time of the disclosure;

                                    (c)      is independently and properly made
available as a matter of right to the party receiving such information by a Third Party (including, for purposes of this subsection sublicensees) who is not thereby in violation of a confidential relationship;

                                    (d)      is information which is required to
be included in patent applications filed hereunder or required to be provided to a government agency in order to obtain approvals to market Products; provided, however, that Tanabe Confidential Information or OSI Confidential Information shall not be disclosed in any such patent application or otherwise without the prior written consent of Tanabe or OSI, respectively, which consent shall not be unreasonably withheld or delayed;

                                    (e)      is information which is required to
be disclosed to customers, users and prescribers of a Product, or which is reasonably necessary to disclose in connection with the marketing of a Product; or

                                    (f)      is information required to be
disclosed by law or by a court order or by competent authorities, in each of which cases the disclosing party shall timely inform the other and use its best efforts to limit the disclosure and maintain confidentiality to the extent possible and will permit the other party to limit such disclosure.

         5.       Licenses and Royalties

                  5.1      Grant of Licenses.

                           5.1.1    Option to Tanabe. OSI hereby grants to
Tanabe an exclusive option, exercisable at any time during the Contract Period and the Remaining Right Period, prior to commencement of the Early Development Phase, to acquire, with respect to a Lead Compound, a worldwide exclusive license, including the right to sublicense, under the OSI Technology, the OSI Patents and OSI and/or Vanderbilt's rights in the Improvements and Joint Patents to develop, have developed, make, have made, use, sell and have sold Products, which license shall be exclusive (even as to OSI) (a) for so long as Tanabe is obligated to pay a royalty under Section 5.5.1 hereof and (b) thereafter in accordance with Section 5.2 hereof. The terms of any such license are set forth in Sections 5.2 through 5.5 hereof. The option granted by OSI under this Section
5.1.1 shall automatically be deemed to be exercised by Tanabe by its decision to initiate the Early Development Phase with respect to a Lead Compound.

                           5.1.2    License to OSI. In the event that (a) a Seed
Compound meets the criteria of a Lead Compound as set forth on Exhibit B and Tanabe does not determine to initiate, directly or through its Affiliates or sublicensees, the Early Development Phase with respect to such Lead Compound within ** following the transfer of the Materials of the Lead Compound after the identification thereof by OSI and/or Vanderbilt, or (b) Tanabe fails to commence, directly or through its Affiliates or sublicensees, the Clinical Development and Marketing Phase with respect to a Lead Compound within ** following completion of all of the Phase II clinical trials for such Lead Compound unless such failure is beyond the reasonable control of Tanabe, the exclusive option or exclusive license, as the case may be, with respect to such Lead Compound, including, without limitation, the right to complete development and the right to market a Product, shall revert to OSI and Tanabe shall grant to OSI a worldwide exclusive license, including the right to sublicense, under the Tanabe Technology, the Tanabe Patents and the Tanabe rights in the Improvements and Joint Patents to develop, have developed, make, have made, use, sell and have sold Products, which such license shall be exclusive (even as to Tanabe) (a) for so long as OSI is obligated to pay a royalty under Section 5.5.2 hereof and (b) thereafter in accordance with Section
5.2 hereof. The terms of any such license are set forth in Sections 5.2 through
5.5 hereof.

                  5.2 Paid-Up License. Provided that Tanabe or OSI, as the case may be, has satisfied all of its obligations to pay royalties hereunder with respect to a Product, such party shall have a paid-up exclusive royalty-free license to manufacture, have manufactured, use, sell

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         treatment.

and have sold such Product in each country after the expiration of such party's last obligation to pay royalties on its Net Sales of such Product in such country.

                  5.3 Obligations to Exploit the Products. Either Tanabe or OSI, as the case may be, shall use commercially reasonable and diligent efforts to exploit the Products. This requirement shall be deemed satisfied if such party uses substantially the same degree of diligence it uses with respect to products of similar commercial potential developed by such party outside of this Agreement.

                  5.4 Sublicenses. If either Tanabe or OSI grants a sublicense pursuant to Section 5, such party shall guarantee that any sublicensee fulfills all of its obligations under this Agreement. In the event Tanabe or OSI grants sublicenses under Section 5 to others to develop, have developed, make, have made, use, sell or have sold Products, such sublicenses shall include an obligation of the sublicensees to account for and report all Net Sales of Products on the same basis as if such sales were Net Sales of Products by such party, and such party shall pay royalties to the other party under this Agreement as if the Net Sales of the sublicensee were Net Sales of the sublicensor.

                  5.5 Royalty Payments, Accounting for Royalties, Records and Withholding Tax.

                           5.5.1    Royalty Payments by Tanabe. Tanabe shall pay
to OSI a royalty of (a) ** of the Net Sales made by Tanabe, its Affiliates and sublicensees of each Tanabe Product, and (b) ** of the Net Sales made by Tanabe, its Affiliates and sublicensees of each OSI Product. Tanabe shall continue to pay royalties on Net Sales of each Product on a country-

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         treatment.

by-country basis so long as the manufacture, use and/or sale of such Product would infringe a Valid Claim of an OSI Patent or a Joint Patent with respect to such Product in such country or for ** following the date of first commercial sale of such Product, whichever is longer. Upon the request of OSI, Tanabe will, at its option, identify OSI on the packaging of all Products on which Tanabe is obligated to pay royalties, subject to legal and commercial requirements on a country-by-country basis and in a manner in accordance with such legal and commercial requirements.

                           5.5.2    Royalty Payments by OSI. In the event that
the exclusive option or the exclusive license, as the case may be, with respect to a Lead Compound revert to OSI and OSI is granted the license set forth in
Section 5.1.2 hereof, OSI shall pay to Tanabe a royalty of ** of Net Sales by OSI, its Affiliates or sublicensees of each such Product. OSI shall continue to pay such royalty on Net Sales of each Product commercialized by OSI, its Affiliates or sublicensees on a country-by-country basis so long as the manufacture, use and/or sale of such Product would infringe a Valid Claim of a Tanabe Patent or a Joint Patent with respect to such Product in such country or for ** following the date of first commercial sale of such Product, whichever is longer.

                           5.5.3    Payment Dates. Royalties shall be paid by
Tanabe or OSI, as the case may be, on Net Sales within 90 days after the end of each calendar quarter in which such Net Sales are made. Such payments shall be accompanied by a statement showing the Net Sales of each Product in each country and a calculation of the amount of royalty due.

                           5.5.4    Accounting. The Net Sales used for computing
the royalties payable to OSI by Tanabe, or to Tanabe by OSI, as the case may be, shall be computed and

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         treatment.


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


paid in U.S. Dollars. For purposes of determining the amount of royalties due with respect to Net Sales in any foreign currency, the amount shall be computed generally by converting the foreign currency amount into U.S. Dollars using for each quarter's calculation the foreign currency exchange rate on the last day of such quarter or such other method as is consistent with internal foreign currency translation procedures of the Selling Party, as actually used by the Selling Party on a consistent basis in preparing its audited financial statements.

                           5.5.5    Records. Tanabe or OSI, as the case may be,
shall keep for seven years from the date of each payment of royalties complete and accurate records of Net Sales made by such party, its Affiliates and sublicensees of each Product in sufficient detail to allow the accruing royalties to be determined accurately. The Royalty-Receiving Party shall have the right for a period of seven years after receiving any report or statement with respect to royalties due and payable to obtain, at its expense, from the independent certified public accountant selected by the Royalty-Receiving Party, an audit of the relevant records of the Selling Party to verify such report or statement. The Selling Party shall make its records available for inspection by such independent certified public accountant during regular business hours at such place or places where such records are customarily kept, upon reasonable notice from the Royalty-Receiving Party, to the extent reasonably necessary to verify the accuracy of the reports and payments. Such inspection right shall not be exercised more than once in any calendar year nor more than once with respect to sales in any given period, unless a subsequent inspection reveals discrepancies which may have also occurred during such period. Such independent certified public accountant shall report to the Royalty-Receiving Party only as to the accuracy of the Net Sales computation and royalty payments. The Royalty-Receiving Party agrees to hold in strict confidence all information concerning royalty payments and reports, and all information learned in the course of any audit or inspection, except to the extent necessary for such party to reveal such information in order to enforce its rights under this Agreement or disclosure is required by law or by the competent authorities. The failure of the Royalty-Receiving Party to request verification of any report or statement during the seven-year period shall be considered acceptance of the accuracy of such report, and the Selling Party shall have no obligation to maintain records pertaining to such report or statement beyond the seven-year period. The results of the inspection shall be binding on both parties.

                           5.5.6    Withholding Taxes.

                                    (a)      **

                                    (b)      Withholding to be Borne by
Royalty-Receiving Party. Any Withholding Tax imposed on any amounts under
Section 5.5 hereof shall be deducted from the amount otherwise due. The Selling Party will assist the Royalty-Receiving Party in minimizing the Withholding Tax applicable to any payment made by the Selling Party hereunder and in claiming tax refunds at the Royalty-Receiving Party's request by providing such documents and providing such other reasonable cooperation as may be necessary to assist the Royalty-Receiving Party in receiving a tax refund or in claiming a foreign tax credit and shall, upon the Royalty-Receiving Party's request, give proper evidence from time to time as to the payment of such Withholding Tax.

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         treatment.

                  5.6 Payment to Vanderbilt. OSI shall be responsible for any payment which will be made to Vanderbilt for Vanderbilt's participation in the Research Program, including, without limitation, any payment necessary to obtain a license from Vanderbilt, and Tanabe shall not be obliged to make any payment other than specifically set forth herein.

         6. Provisions Concerning the Filing, Prosecution and Maintenance of Patent Rights.

                  The following provisions relate to the filing, prosecution and maintenance of OSI Patents and Tanabe Patents:

                  6.1 OSI Filing, Prosecution and Maintenance. OSI shall have the exclusive right and obligation:

                                    (a)      to file applications on any
patentable invention relating to OSI Technology;

                                    (b)      to prosecute all pending and new
patent applications with respect to OSI Patents, and to respond to oppositions filed by Third Parties against the grant of OSI Patents; and

                                    (c)      to maintain in force all OSI
Patents by duly filing all necessary papers and paying any fees required by the patent laws of the particular country in which such OSI Patents were granted.

                  6.2 Tanabe Filing, Prosecution and Maintenance. Tanabe shall have the exclusive right and obligation:

                                    (a)      to file applications on any
patentable invention relating to Tanabe Technology;

                                    (b)      to prosecute all pending and new
patent applications with respect to Tanabe Patents, and to respond to oppositions filed by Third Parties against the grant of Tanabe Patents; and

                                    (c)      to maintain in force all Tanabe
Patents by duly filing all necessary papers and paying any fees required by the patent laws of the particular country in which such Tanabe Patents were granted.

                  6.3      Legal Action.

                           6.3.1    Actual or Threatened Disclosure or
Infringement. When information comes to the attention of either Tanabe or OSI to the effect that a Tanabe Patent, OSI Patent or Joint Patent or Improvement relating to a Compound or Product have been or are threatened to be unlawfully disclosed or that any of the rights granted by this Agreement have been or are threatened to be unlawfully infringed, such party shall notify the other party in writing and the Selling Party shall have the right at its expense to take such action as it may deem necessary to prosecute or prevent such unlawful disclosure or infringement, including the right to bring or defend any suit, action or proceeding involving any such disclosure or infringement. The Selling Party shall notify the Royalty-Receiving Party promptly of the receipt of any such information and of the commencement of any such suit, action or proceeding. If the Selling Party determines that it is necessary or desirable for the Royalty-Receiving Party to join any such suit, action, or proceeding, the Royalty-Receiving Party shall execute all papers and perform such other acts as may be reasonably required to permit the Selling Party to act in the Royalty-Receiving Party's name. If Tanabe is the Selling Party, and Tanabe determines that it is necessary or desirable for Vanderbilt to join any such suit, action, or proceeding, OSI shall undertake to have Vanderbilt execute all papers and perform such other acts as may be reasonably required to permit Tanabe to act in Vanderbilt's name but at no cost to OSI or Vanderbilt ** . In the event that the Selling Party brings a suit, it shall have the right first to reimburse itself out of any sums recovered in such suit or in its settlement for all reasonable costs and expenses of every kind and character, including reasonable attorneys' fees, involved in the prosecution of any suit, and ** of any funds that shall remain from said recovery shall be distributed to the Royalty-Receiving Party and ** of such funds shall be retained by the Selling Party.

                  If the Selling Party does not, within ** days after giving notice to the Royalty-Receiving Party of the above-described information, notify the Royalty-Receiving Party of the intent of the Selling Party to bring suit against any infringer, the Royalty-Receiving Party shall have the right to bring suit for such alleged infringement, but it shall not be obligated to do so, and may cause the Selling Party to be joined as a party plaintiff, if appropriate, in which event the Royalty-Receiving Party shall hold the Selling Party free, clear, and harmless from any and all costs and expenses of such litigation, including attorneys' fees, and any sums recovered in any such suit or in its settlement shall belong to the Royalty-Receiving Party. However, ** of any such sums received by the Royalty-Receiving Party, after deduction of the costs and expenses of litigation, including attorneys' fees paid, shall be paid to the Selling Party and ** of such sums shall be retained by the Royalty-Receiving Party. Each party shall always have the right to be represented by counsel of its own selection and at its own expense in any suit instituted by the other for infringement, under the terms of this Section. If the Selling Party lacks standing to bring any such suit, action, or proceeding, then the Royalty-Receiving Party shall do so at the request of the Selling Party and at the Selling Party's expense.

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         treatment.


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


                           6.3.2    Defense of Infringement Claims. If OSI or
Tanabe, or any of their respective Affiliates or sublicensees or their customers, is sued by a Third Party for infringement of a patent because of the research, development, manufacture, use or sale of a Compound or Product, the party which has been sued shall promptly notify the other in writing of the institution of such suit. The Selling Party shall have the right (including the right to exclusive control of the defense of any such suit, action, or proceeding and the exclusive right to compromise, litigate, settle, or otherwise dispose of any such suit, action, or proceeding), but not the obligation, to control the defense or settlement of any such suit, action, or proceeding and the Royalty-Receiving Party shall furnish to the Selling Party all necessary information and assistance in connection therewith. The Selling Party shall bear ** of the expense (including, without limitation, any sums paid to such Third Party as damages), and the Royalty-Receiving Party shall bear ** of the expense (including, without limitation, any sums paid to such Third Party as damages); provided that the sole obligation of the Royalty-Receiving Party will be paid by a ** reduction of all royalties then payable and payable thereafter to the Royalty-Receiving Party until the Royalty Receiving Party's ** share of the expenses of such suit are deducted on a global basis, and not on a patent-by-patent basis nor country-by-country basis. If such suit results in any award or settlement paid in favor of Tanabe or OSI, such amount shall be shared in the same proportion as the expenses of such suit have been actually borne by such parties. The share of the expenses of any suit of the Royalty-Receiving Party shall be limited to the foregoing royalty reduction and ** . It is agreed that if one party conducts the defense, the other shall have the right to be represented

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         treatment.

by advisory counsel of its own selection, at its own expense, and shall cooperate fully in the defense of such suit and furnish to the other all evidence and assistance in its control.

                           6.3.3    Third Party Licenses. If Tanabe and OSI
agree that the development, manufacture, use, or sale by Tanabe or OSI, as the case may be, of a Product in any country would infringe a patent owned by a Third Party, the Selling Party shall attempt to obtain a license under such patent. If the Selling Party obtains a license under such patent, ** of any payments made by the Selling Party to such Third Party shall be deductible from royalty payments due from the Selling Party to the Royalty-Receiving Party; provided, however, that in no event shall royalties payable to the Royalty-Receiving Party be reduced by more than ** as a result of all such deductions. All such computations, payments, and adjustments of ** shall be made on a country-by-country and patent-by-patent basis. If either Tanabe or OSI is of the opinion that such development, manufacture, use, or sale would not infringe such patent owned by a Third Party, the Selling Party may, at its election and expense, bring suit against such Third Party seeking a declaration that such Third Party patent is invalid or not infringed by such party's development, manufacture, use or sale of such Product, or may bring opposition, nullity, or other proceedings against such patent, as appropriate. If the Selling Party chooses not to bring such a suit or is successful in such suit, the Selling Party shall continue to pay royalties in such country as provided in
Section 5. If the Selling Party is unsuccessful in such suit, it shall join the Royalty-Receiving Party in an attempt to obtain a license under such patent to the extent that the terms and conditions to obtain such license from

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         treatment.

such Third Party are commercially feasible, and royalty payments made to such Third Party for such license shall be as provided in this Section.

                           6.3.4    No Selling Party. For purposes of this
Section 6.3, if there is no Selling Party (because no license has yet been granted under Section 5.1.1 or Section 5.1.2), all references to "Selling Party" shall be deemed to be references to OSI and all references to "Royalty-Receiving Party" shall be deemed to be references to Tanabe except that if the actual or threatened unlawful disclosure or infringement solely relates to a Tanabe Patent, then all references in this Section 6.3 to "Selling Party" shall be deemed to be references to Tanabe and all references to "Royalty-Receiving Party" shall be deemed to be references to OSI.

                           6.3.5    Acquisition of Rights from Third Parties.
Subject to OSI's rights with respect to potential pharmaceutical products in the Field licensed-in by OSI during the Contract Period as set forth in Section
2.3.1 hereof, OSI and Tanabe shall, during the Contract Period, promptly notify the Joint Management Committee in writing of any and all opportunities to acquire in any manner from Third Parties (except Vanderbilt under the Vanderbilt Agreement) enabling technologies or patents relating to the Targets which may be used in the Research Program and which were not theretofore available to the Research Program from either Tanabe or OSI. Such opportunities shall include, without limitation, a research collaboration with a Third Party which relates to any of the Targets. If OSI and Tanabe mutually determine that such rights should be acquired or a research collaboration with a Third Party should be entered into, the notifying party shall negotiate with such Third Party to make the acquisition or enter into the research collaboration. If such rights are acquired or a research collaboration is entered into, such rights acquired or resulting from such research collaboration shall be deemed part of the Technology of the party making the acquisition or entering into the research collaboration. Upon such acquisition or entering into the research collaboration, OSI and Tanabe shall negotiate in good faith the modification (if any) of the milestone and royalty payments set forth in Sections 3.3.2, 3.3.3 and 5.5 with respect to Products directly resulting from such acquired technology or patents or from such research collaboration.

         7. Hold Harmless. If Tanabe grants to OSI a license hereunder, OSI agrees to defend, protect, indemnify and hold harmless Tanabe from and against any liability, claim, loss, cost or expense arising from any claim for product liability based upon OSI's, its Affiliates' and/or its sublicensees' development, manufacture, use, or sale of any Product, except to the extent such liability, claim, loss, or expense also results from the negligence or willful misconduct of Tanabe, its Affiliates and/or its sublicensees or their respective employees and agents. If OSI grants to Tanabe a license hereunder, Tanabe agrees to defend, protect, indemnify, and hold harmless OSI from and against any liability, claim, loss, cost, or expense arising from any claim for product liability based upon Tanabe's, its Affiliates' and/or its sublicensees' development, manufacture, use, or sale of any Product, except to the extent such liability, claim, loss, cost or expense also results from the negligence or willful misconduct of OSI, its Affiliates, its sublicensees and/or Vanderbilt or their respective employees and agents.

         8.       Term, Termination and Disengagement

                  8.1      Term.

                           8.1.1    Term of Contract Period. The term of the
Contract Period shall commence on the Effective Date and shall expire on the fourth anniversary of the Effective Date, unless extended by mutual written agreement of the parties pursuant to Section 8.1.3, terminated by Tanabe pursuant to Section 8.1.2 hereof or as otherwise provided in this Agreement, and shall mean the period during which Tanabe is providing Funding Amounts pursuant to Section 3


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

hereof.

                           8.1.2    Two-Year Review. On or before the second
anniversary of the Effective Date, OSI shall deliver to Tanabe a written report indicating whether the Two-Year Minimum Requirements have been met (the "Two Year Report"). If the Two-Year Minimum Requirements have been met, the Contract Period will remain in effect for the remainder of the 4-year period from the Effective Date. If the Two-Year Minimum Requirements have not been met, within ** following receipt of such report, Tanabe shall notify OSI in writing whether it intends to terminate the Contract Period in accordance with the provisions of
Section 8.2 hereof or whether the Contract Period shall remain in effect for the remainder of the 4-year period from the Effective Date. If the Two Year Report indicates that the Two Year Minimum Requirements have not been met but Tanabe nonetheless determines not to exercise its right to Early Termination, Tanabe shall make the quarterly Funding Amount for the first quarter of the third year of the Contract Period on the later of the first day of such quarter or the day on which Tanabe provides OSI with notice of its intent not to terminate the Contract Period.

                           8.1.3    Renewal. Tanabe may renew the Contract
Period for an additional period of at ** by providing written notice of its intent to renew to OSI within four months prior to the expiration of the Contract Period. Following delivery and receipt of such written notice, the parties will negotiate in good faith the level of funding during the renewal period; provided, however, that such funding, on an annual basis, shall be equal to or greater

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         treatment.


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


than the aggregate Funding Amounts during the fourth year of the Contract Period. The "Contract Period" shall be deemed to include any renewal period. Notwithstanding the foregoing, at Tanabe's request, OSI shall, for a period of one year following the expiration of the Contract Period (i.e., all four years or more if extended hereby), provide to Tanabe ongoing services to be mutually determined by the parties on a Compound-by-Compound basis or a Target-by-Target basis. Tanabe shall pay OSI for such services an additional Funding Amount equal
** .

                           8.1.4    Term of Agreement. The term of this
Agreement ("Term") shall continue until the expiration or termination of the last obligation of either party to pay royalties on a country-by-country basis and shall include the Contract Period as well as the Drug Discovery Phase, Early Development Phase and Clinical Development and Marketing Phase, any or all of which may be coexistent with the Contract Period.

                  8.2 Tanabe's Right to Early Termination. Tanabe shall have the right to terminate the Contract Period following its receipt of the Two Year Report, in accordance with the provisions set forth in Section 8.1.2 hereof, if the Two-Year Minimum Requirements have not been met ("Early Termination"). If there is an Early Termination, there shall be no Remaining Right Period.

                  8.3 Termination Upon an Event of Default. Upon the occurrence of any of the following events ("Events of Default"), the party not responsible may, by notice to the other party, terminate this Agreement subject to compliance with the terms of Section 10

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         treatment.


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(Dispute Resolution), and without prejudice to any remedy or claims it may have against the other party.

                           8.3.1    Incorrect Representation or Warranty. Any
material representation or warranty by OSI or Tanabe, or any of their officers, under or in connection with this Agreement, proves to have been incorrect in any material respect when made.

                           8.3.2    Failure to Perform. OSI or Tanabe fails in
any material respect to perform or observe any material term, covenant or understanding contained in this Agreement or in any of the other documents or instruments delivered pursuant to, or concurrently with, this Agreement, and any such failure shall remain unremedied for 60 days after written notice to the failing party.

                           8.3.3    Bankruptcy. OSI or Tanabe makes an
assignment for the benefit of its creditors, becomes insolvent, files a petition in bankruptcy, petitions or applies to any tribunal for the appointment of a custodian, receiver or any trustee for it or a substantial part of its assets, or commences any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or if there has been filed any such petition or application against OSI or Tanabe, or any such proceeding has been commenced against it, in which an order for relief is entered or which remains undismissed for a period of 60 days or more; or OSI or Tanabe by any act or omission indicates its consent to, approval of or acquiescence in, any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or any trustee for it or any substantial part of any of its properties, or is the subject to any such custodianship, receivership or trusteeship that continues undischarged for a period of 60 days or more.

                  8.4      Effect of Expiration or Termination of the Contract
Period.


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

                           8.4.1    Expiration. Upon expiration of the Contract
Period as provided in Section 8.1.1 (including the renewal period, if any, provided for in Section 8.1.3):

                                    (a)      Tanabe License to OSI. Tanabe shall
grant to OSI a royalty-free, worldwide, perpetual, non-exclusive license, including the right to grant sublicenses, under Tanabe Technology and Tanabe's rights in Improvements and Joint Patents, to research, develop, have developed, make, have made, use, sell, have sold and commercialize pharmaceutical products;

                                    (b)      OSI License to Tanabe. OSI shall
grant to Tanabe a royalty-free, worldwide, perpetual, non-exclusive license, including the right to grant sublicenses, under OSI Technology and OSI's rights in Improvements and Joint Patents, to research, develop, have developed, make, have made, use, sell, have sold and commercialize pharmaceutical products;

                                    (c)      Option Payment. Following the
expiration of the Contract Period, each of Tanabe and OSI shall have the right to independently continue development with respect to a Target with no obligation to the other Party except as follows in subsections (c)(i) and
(c)(ii):

                                             (i)      Seed Compounds after
Contract Period. If, during the Remaining Right Period, a Seed Compound on which OSI has continued development meets the criteria of a Lead Compound as set forth on Exhibit B hereto, OSI shall so notify Tanabe in writing and, together with such notice, shall supply to Tanabe any Materials with


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


respect to the Lead Compound which OSI reasonably determines would be useful for Tanabe's evaluation of such Lead Compound. OSI shall include in such written notice ** by OSI in connection with the development of such Seed Compound during the period between the expiration of the Contract Period and the date of such notice. ** . Such written notice shall constitute an offer by OSI to Tanabe of an exclusive option to commence the Early Development Phase with respect to such Lead Compound, and, accordingly, take a license to such Lead Compound consistent with Section 5.1.1. As consideration for such option, Tanabe shall pay OSI the amount of its ** (the "Option Payment"). Tanabe shall exercise such option by sending OSI written notice of such exercise within ** following the date of OSI's notice to Tanabe and transfer of the Materials from OSI to Tanabe. Tanabe's notice to OSI shall be accompanied by the Option Payment. If Tanabe determines not to exercise such option, OSI may continue development of such Seed Compound may commercialize any product resulting from such Seed Compound with no further obligation to Tanabe.

                                             (ii)     Competitive Compound
Directed Toward a Tanabe Target. If, during the ** period after the Contract Period, any compound which OSI has continued to develop by itself or with any Third Party meets the criteria of a Lead Compound as set forth on Exhibit B hereto and such compound is directed toward the same target as a Target for which Tanabe has paid the milestone of ** for the first Lead Compound pursuant to Section 3.3.2, and Tanabe is continuing the development or commercialization of any Lead Compound directed to such Target, OSI shall notify Tanabe in writing that such compound has met the criteria of a Lead Compound and, together with such notice, shall supply to Tanabe

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         treatment.


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

any Materials with respect to such Lead Compound identified by it which OSI reasonably determines would be useful for Tanabe's evaluation of such Lead Compound. OSI shall include in such written notice the ** in connection with the development of such compound during the period between the expiration of the Contract Period and the date of such notice. ** Such written notice shall constitute an offer by OSI to Tanabe of an exclusive option to commence the Early Development Phase with respect to such Lead Compound and, accordingly, take a license to such Lead Compound consistent with Section 5.1.1. As consideration for such option, Tanabe shall pay OSI the amount of its ** (the "Option Payment"). Tanabe shall exercise such option by sending OSI written notice of such exercise within ** following the date of OSI's notice to Tanabe and transfer of the Materials from OSI to Tanabe. Tanabe's notice to OSI shall be accompanied by the Option Payment. If Tanabe determines not to exercise such option, OSI may continue development of such compound and may commercialize any product resulting from such compound with no further obligation to Tanabe.

                                    (d)      Royalty Obligation. Notwithstanding
anything herein to the contrary, any licenses under Section 5.1.1 for which Tanabe has exercised its option, and the concurrent obligation to pay royalties as provided in Section 5.5.1, shall continue, and any license under Section
5.1.2 (if in effect at such time), and the concurrent obligation to pay royalties as provided in Section 5.5.2, shall continue;

                                    (e)      Milestone Obligation. Tanabe's
obligations to pay milestones under Sections 3.3.2 and 3.3.3 shall continue; and

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         treatment.


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


                                    (f)      Transfer of Assay. OSI will
transfer to Tanabe, at Tanabe's request and ** technology for any assay developed for a Target by OSI, its Affiliates and/or Vanderbilt under the Research Program which has not yet been transferred to Tanabe under Section 2.2.1.

                           8.4.2    Early Termination if Two Year Minimum
Requirements Are Not Met. If the Two Year Report indicates that the Two Year Minimum Requirements have not been met, and Tanabe exercises its right to Early
Termination:

                                    (a)      Tanabe License to OSI. Tanabe shall
grant to OSI a royalty-free, worldwide, perpetual, non-exclusive license, including the right to grant sublicenses, under Tanabe Technology and Tanabe's rights in Improvements and Joint Patents, to research, develop, have developed, make, have made, use, sell, have sold and commercialize pharmaceutical products;

                                    (b)      OSI License to Tanabe. OSI shall
grant to Tanabe a royalty-free, worldwide, perpetual, non-exclusive license, including the right to grant sublicenses, under OSI Technology and OSI's rights in Improvements and Joint Patents, to research, develop, have developed, make, have made, use, sell, have sold and commercialize pharmaceutical products;

                                    (c)      Royalty Obligation. Notwithstanding
anything herein to the contrary, any licenses under Section 5.1.1 for which Tanabe has exercised its option, and the concurrent obligation to pay royalties as provided in Section 5.5.1, shall continue, and any

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**       This portion has been redacted pursuant to a request for confidential treatment.


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


license under Section 5.1.2 (if in effect at such time), and the concurrent obligation to pay royalties as provided in Section 5.5.2, shall continue;

                                    (d)      Milestone Obligation. Tanabe's
obligations to pay milestones under Sections 3.3.2 and 3.3.3 shall continue;

                                    (e)      Tanabe's Option. Tanabe's option to
acquire any license(s) under Section 5.1.1 shall remain in effect; and

                                    (f)      Transfer of Assay. OSI will provide
to Tanabe, at Tanabe's request and ** technology for any assay developed for a Target by OSI , its Affiliates and/or Vanderbilt during the Research Program and which has not yet been transferred to Tanabe under Section 2.2.1.

                           8.4.3    Termination Upon an Event of Default. If
this Agreement is terminated due to an Event of Default as set forth in Section 8.3, (a) if Tanabe is the terminating party, (i) Tanabe shall have the right to have the option set forth in Section 5.1.1 and all licenses already granted under Section 5.1.1 remain in effect, in which case, Tanabe's obligations to make the milestone payments set forth in Sections 3.3.2 and 3.3.3 and the royalty obligations set forth in Section 5.5.1 shall also remain in effect, and
(ii) the licenses granted by Tanabe in Section 5.1.2 shall terminate and (b) if OSI is the terminating party, (i) the licenses granted by Tanabe in Section
5.1.2 shall remain in effect, (ii) Tanabe's option in Section 5.1.1 shall terminate, and (iii) OSI shall have the right to determine whether any licenses granted by OSI under Section 5.1.1 remain in effect or are terminated. If such licenses granted by OSI remain in effect, Tanabe's obligations under Sections 3.3.2, 3.3.3 and

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         treatment.


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


5.5.1 shall also remain in effect. If such licenses are terminated, then all of Tanabe's rights with respect to the Lead Compound(s) which are the subject of such terminated licenses (except Tanabe's ownership interest in Improvements and Tanabe Technology) shall revert to OSI and OSI shall be granted the license set forth in Section 5.1.2 with respect to such Lead Compounds and the royalty obligations set forth in Section 5.5.2 shall also remain in effect. The terminating party shall also be granted by the defaulting party a royalty-free, worldwide, perpetual, non-exclusive license, including the right to grant sublicenses, under OSI Technology (if OSI is the defaulting party) or Tanabe Technology (if Tanabe is the defaulting party) and under the defaulting party's rights in Improvements and Joint Patents, to research, develop, have developed, make, have made, use sell, have sold and commercialize pharmaceutical products.

                  8.5 Survival. Upon expiration pursuant to Section 8.1.4 hereof, the following sections of this Agreement shall survive such termination:
Sections 1, 2.8, 4, 5.2, 5.5.5, 5.5.6, 7, 10, 11 and 12 hereof. Upon termination pursuant to Section 8.2 or 8.3 hereof, the following sections of this Agreement shall survive such termination if OSI has a worldwide license as provided in
Section 5.1.2 hereof: Sections 1, 2.8, 3.1.4, 4, 5.1.2, 5.2, 5.3, 5.4, 5.5.2,
5.5.3, 5.5.4, 5.5.5, 5.5.6, 5.6, 6, 7, 10, 11 and 12 hereof. Upon termination pursuant to Section 8.2 or 8.3 hereof, the following sections of this Agreement shall survive such termination if Tanabe has a worldwide license as provided in
Section 5.1.1 hereof: Sections 1, 2.8, 3.1.4, 3.3.2, 3.3.3, 4, 5.1.1, 5.2, 5.3,
5.4, 5.5.1, 5.5.3, 5.5.4, 5.5.5, 5.5.6, 5.6, 6, 7, 10, 11 and 12 hereof. Upon termination pursuant to Section 8.2 or 8.3 hereof, if neither party has (or exercises its option to obtain) a worldwide license as provided in Section 5.1 hereof, the following sections of this Agreement shall survive: 1, 2.8, 3.1.4, 4, 5.5.5, 5.5.6, 6, 10, 11 and 12 hereof.


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         9.       Representations and Warranties.

                  9.1 Representations and Warranties Made by Tanabe and OSI. OSI and Tanabe each represents and warrants as follows:

                           9.1.1    Status. It is a corporation, validly
existing and in good standing under the laws of the jurisdiction where it has been organized, and has all requisite power and authority, corporate or otherwise, to conduct its business as now being conducted, to own, lease and operate its properties and to execute, deliver and perform this Agreement.

                           9.1.2    Authority. The execution, delivery and
performance by it of this Agreement has been duly authorized by all necessary corporate action and the execution, delivery and performance by either party do not and will not (a) require any consent or approval of its stockholders, (b) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or any provision of its charter or by-laws or (c) result in a breach of or constitute a default under any material agreement, mortgage, lease, license, permit or other instrument or obligation to which it is a party or by which it or its properties may be bound or affected.

                           9.1.3    Binding Obligation. This Agreement is a
legal, valid and binding obligation of it enforceable against it in accordance with its terms and conditions, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws, from time to time in effect, affecting creditor's rights generally.

                           9.1.4    No Conflicting Obligations. It is not under
any obligation to any Third Party, contractual or otherwise, that is conflicting or inconsistent in any respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations.


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

                           9.1.5    Good Title. It has good and marketable title
to or valid leases or licenses for, all of its properties, rights and assets necessary for the fulfillment of its responsibilities hereunder and the Research Program, subject to no claim of any Third Party other than the relevant lessors or licensors.

                           9.1.6    Right to Grant Licenses. It has the right to
grant to the other the licenses granted pursuant to this Agreement, and that the licenses so granted do not conflict with or violate the terms of any agreement between either of them and any Third Party.

                  9.2 Representations and Warranties Made by OSI. OSI represents and warrants as follows:

                           9.2.1    Vanderbilt Agreement. OSI and Vanderbilt
have entered into the Vanderbilt Agreement. The Vanderbilt Agreement is not conflicting or inconsistent with the terms of this Agreement and contains all provisions necessary for OSI to diligently fulfill its obligations hereunder.

                           9.2.2    No Litigation. There is no interference
action or litigation pending with any Third Party, or to the best of OSI's knowledge, any threatened interference action or litigation with any Third Party, before any court or other governmental entity of competent jurisdiction in regard to the OSI Technology.

         10.      Dispute Resolution.

                  10.1     **

                  10.2 Arbitration. Any dispute, controversy or claim arising out of, relating to, or in connection with this Agreement or for the breach, termination or validity thereof (a

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         treatment.


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"Dispute"), except for matters which shall be determined by the Steering
Committee or the Joint Management Committee as set forth in Section 2.4, shall be finally settled by arbitration in accordance with the rules of the International Chamber of Commerce; provided, however, that during the period of arbitration on any Dispute the parties shall continue to fulfill their obligations as set forth in this Agreement. The parties agree that discovery proceedings shall be limited to: (a) the Dispute; (b) depositions of those persons having direct knowledge of the Dispute; and (c) submission of all documents which relate to the Dispute. The arbitration hearing shall be held in Osaka, Japan in the English language before three arbitrators unless otherwise mutually agreed. This Agreement shall be interpreted and construed in accordance with the laws of the State of New York. The decision of the arbitrator shall be binding on both parties and non-appealable. Judgment upon the award rendered by the arbitrator shall be enforceable in any court of competent jurisdiction. Each party agrees to submit to the personal jurisdiction of that court for purposes of the enforcement of any such award. All fees of the arbitrator and the court stenographer shall be paid by the party who does not prevail in the arbitration as determined by the arbitrator. All other arbitration-related expenses shall be borne by the party incurring such expenses.

         11. Notices. All notices shall be mailed via certified mail, return receipt requested, or telecopy or courier with confirmation of receipt, and which shall be addressed as follows, or to such other address as may be designated from time to time:

                  If to Tanabe:     At its address as set forth at the beginning
                                    of this Agreement.

                                    Attention:     President
                                    Telecopy:      81-6-6300-2977



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


                  If to OSI:        At its address as set forth at the beginning
                                    of this Agreement

                                    Attention:     Chief Executive Officer
                                    Telecopy:      516-745-6429

                  with a copy to:   Squadron, Ellenoff, Plesent & Sheinfeld, LLP
                                    551 Fifth Avenue
                                    New York, New York 10176
                                    Telecopy: (212) 697-6686
                                    Attention: Barbara A. Wood, Esq.

                  Notices shall be deemed given as of the date of receipt.

         12. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York.

         13. Force Majeure. Neither party shall be responsible for a failure or delay in performance of any of its obligations hereunder due to force majeure such as war, insurrection, strikes, acts of God, governmental action, or any other contingency beyond its control. However, the party which is affected by any force majeure shall contact the other party for discussion of possible emergency measures.

         14.      Miscellaneous.

                  14.1 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and permitted assigns.

                  14.2 Headings. Section headings are inserted for convenience of reference only and do not form a part of this Agreement.

                  14.3 Interpretation. Unless expressly set forth, the use of the singular form of terms herein shall include the plural and the use of the plural form of terms herein shall include the singular.

                  14.4 Counterparts. This Agreement may be executed simultaneously in two


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counterparts, each of which shall be deemed an original.

                  14.5 Amendment; Waiver; etc. This Agreement may be amended, modified, superseded or canceled, only by a written instrument executed by both parties, and any of the terms may be waived, by the written instrument executed by the party waiving the claim for the other party compliance. The delay or failure of any party at any time or times to require performance of any provision shall in no manner affect the rights at a later time to enforce the same.

                  14.6 No Third Party Beneficiaries. No person not a party to this Agreement, including any employee of any party to this Agreement, shall have or acquire any rights by reason of this Agreement. Both parties hereto are independent contractors and nothing contained in this Agreement shall be deemed to constitute either party as a partner, principal, agent or employee of the other party or any Third Party (including sublicensees).

                  14.7     Assignment and Successors.

                           14.7.1   Affiliates. Either party may, at its sole
discretion, but with reasonable prior notice to the other party, designate and cause its Affiliate to perform all or part of its obligations under this Agreement or to have the benefit of all or part of its rights under this Agreement. In any such event, the name "OSI" or "Tanabe" appearing herein shall be deemed to be the name of such Affiliate to the extent necessary to carry out the intent of this Section, and the performance of the obligations of such Affiliate shall be deemed guaranteed by the party which has made such designation.

                           14.7.2   Assignment. This Agreement may not be
assigned by either party without the prior written approval of the other party, except that either party may assign this Agreement and its rights, in whole or in part, to any of its Affiliates, or any purchaser of all or


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substantially all of its assets or to any successor corporation resulting from any merger or consolidation with or into such corporation, provided that such assigning party shall remain primarily liable for its obligations hereunder.

                  14.8 Entire Agreement. This Agreement supersedes all prior agreements, oral or written, between the parties hereto with respect to the subject matter hereof and contains the entire and only agreement between the parties regarding the subject matter hereof (except as otherwise expressly provided herein), and any representation, terms or conditions relating thereto or in connection therewith, oral or in writing, not incorporated herein will not be binding upon either party.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

                                 TANABE SEIYAKU CO., LTD.


                                 By:   /s/ Shoei Nakashima
                                    --------------------------------------------
                                    Name:  Shoei Nakashima
                                    Title: Managing Director of the Board


                                 OSI PHARMACEUTICALS, INC.


                                 By:   /s/ Colin Goddard
                                    --------------------------------------------
                                    Name:  Colin Goddard
                                    Title: Chief Executive Officer and President


                                       63
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                                    EXHIBIT A

                           CRITERIA FOR SEED COMPOUND

                                       **








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                                       64
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                                    EXHIBIT B
                           CRITERIA FOR LEAD COMPOUND

                                       **







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         treatment.



                                       65
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                                    EXHIBIT C
                                     TARGETS

                                       **








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         treatment.


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                                    EXHIBIT D

                                RESEARCH PROGRAM

                                       **




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                                    EXHIBIT E
                                  RESEARCH PLAN

                                    JULY 1999

                                       **




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         treatment.


                                       68